GOLUB CAPITAL BDC 3, INC. INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2020

Disclaimer 2 Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of the coronavirus ("COVID-19") pandemic ; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, including the COVID-19 pandemic; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of the COVID-19 pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future.

Summary of Financial Results vs. Preliminary Estimates 01

4 Summary of Financial Results vs. Preliminary Estimates FQ1 2021 Actual FQ1 2021 Preliminary Estimate Range (Filed January 25, 2021) Net Investment Income Per Share Net investment income per share $0.29 $0.27 $0.31 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain (loss) per share $0.17 $0.14 $0.20 Earnings (Loss) Per Share Earnings (loss) per share $0.46 $0.41 $0.51 Net Asset Value Per Share $15.01 $14.96 $15.06

GBDC 3 Performance Drivers 02

GBDC 3’s Strong FQ1 2021 Earnings Were Driven by a Continuation of Themes from FQ4 2020 6  Improved internal performance ratings1  No non-accruals2  Net realized gains3  Solid net unrealized gains, reversing a material portion of FQ2 2020 unrealized losses3 Key Themes from FQ1 2021 Impact on GBDC 3  GBDC 3 portfolio companies generally continue to perform well, despite an economy that remained COVID-impacted  Private equity sponsors generally have continued to step up to support their portfolio companies 1. Please see page titled, “Improved Borrower Performance and Increased Sponsor Support Continue to Drive Positive Trends in GBDC 3’s Risk Ratings”. 2. Please see page titled, “Portfolio Highlights – Credit Quality”. 3. Please see page titled, “Strong Unrealized Gains and Net Realized Gains Drove a NAV Per Share Increase from September 30, 2020”.

Improved Borrower Performance and Increased Sponsor Support Continue to Drive Positive Trends in GBDC 3’s Risk Ratings 7 Internal Performance Rating Migration % of Portfolio at Fair Value 0.3%2.2% 21.0% 15.0% 12.2% 9.6% 97.8% 79.0% 84.7% 87.8% 90.4% December 31, 2019 March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 Internal Performance Ratings 4-5 (Performing At or Above Expectations) Internal Performance Rating 3 (Performing Below Expectations) Internal Performance Ratings 1 and 2* (Performing Materially Below Expectations) -2.6% * Represents an amount less than 0.1% as of December 31, 2019, March 31, 2020, September 30, 2020, and December 31, 2020. -6.0% +18.8% -2.8% − Steady upward portfolio migration into internal performance ratings 4-5 since the quarter ended March 31, 2020 as borrowers continued to perform well − Investments with internal performance ratings 1-2 represent less than 0.1% of the portfolio at fair value

Strong Unrealized Gains and Net Realized Gains Drove a NAV Per Share Increase from September 30, 2020 NAV Per Share Bridge $14.97 $0.01 $0.16 ($0.42) 9/30/20 NAV Net Investment Income FQ1 2021 Dividend Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments 12/31/20 NAV $0.29 ($0.42) $15.01 Net Realized & Unrealized Gain: $0.17 8

Summary of Financial Results for the Quarter Ended December 31, 2020 03

Financial Highlights

Dollars in 000s	FQ1 2020	FQ2 2020	FQ3 2020	FQ4 2020	FQ1 2021
Net income/(loss)	$ 9,125	$ (38,548)	$ 37,616	$ 17,353	$ 16,411
Net investment income	7,053	9,775	11,078	9,473	10,169
Net realized/unrealized gain (loss)	2,072	(48,323)	26,538	7,880	6,242
Distributions declared	$ 9,125	$ 6,409	$ 3,043	$ 7,327	$ 14,864

Per Share[1] and Return on Equity[2] Statistics	FQ1 2020	FQ2 2020	FQ3 2020	FQ4 2020	FQ1 2021
Earnings/(loss) per weighted average share	$ 0.35	$ (1.29)	$ 1.13	$ 0.51	$ 0.46
Net investment income per weighted average share	0.27	0.33	0.34	0.28	0.29
Accrual (reversal) for capital gain incentive fee per weighted average share	0.02	(0.04)	-	-	-
Net investment income before accrual for capital gain incentive fee (net) per weighted average share	0.29	0.29	0.34	0.28	0.29
Net realized/unrealized gain (loss) per weighted average share	0.08	(1.62)	0.79	0.23	0.17
Quarterly return on equity – net income/(loss)	2.4%	(8.7%)	8.3%	3.5%	3.1%
Net asset value	$ 15.00	$ 13.64	$ 14.68	$ 14.97	$ 15.01

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

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Portfolio Highlights – Net Funds Growth 11 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 $1,100,000 FQ1 2020 FQ2 2020 FQ3 2020 FQ4 2020 FQ1 2021 1% Historical Investment Portfolio ($000) 14% 82%85% 16% $797,693 1. Junior Debt is comprised of second lien and subordinated debt. For Q1 2020 and Q3 2020, junior debt represented an amount less than 1.0%. 1% 1% $798,441 1% 82% 17% Net Funds Growth − Total investments at fair value increased by approximately 15.9%, or $140.7 million, during the three months ended December 31, 2020. − As of December 31, 2020, we had $11.3 million of undrawn revolver commitments. 81% 17% 1% $848,547 Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior $886,851 78% 20% 1% $1,027,502 1% 1%

Portfolio Highlights – Portfolio Diversity 12 .* Represents an amount less than 0.5% 1. Junior debt is comprised of subordinated debt and second lien loans. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. Portfolio Composition by Seniority Diversification by Obligor 17% 81% 1% Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior 98% First Lien Top 25 Investments 49% Remaining 126 Investments 51% Top 10 Investments 24% Avg Size <0.7% Portfolio Composition by Interest Rate Type on Loans2 Floating, 100% Fixed, 0%* Diversification by Industry3 4 Investment Portfolio $1,028mm // 151 Investments – Average Size <0.7% 1% Software 31% IT Services 10% Healthcare Providers and Services 8% Hotels, Restaurants and Leisure 6%Health Care Technology 6% Commercial Services and Supplies 5% Specialty Retail 4% Insurance 4% Healthcare Equipment and Supplies 3% Automobiles 3%

1. The weighted average cost of debt and weighted average net investment spread presented for the quarter ended March 31, 2019 exclude $0.2 million of accelerated capitalized debt issuance costs that resulted from the February 4, 2019 early termination of our revolving credit facility with Sumitomo Mitsui Banking Corporation. The weighted average cost of debt and weighted average net investment spread were 5.4% and 3.6%, respectively, when including the $0.2 million of accelerated capitalized debt issuance costs. 2. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 4. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 5. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 13 Economic Analysis Portfolio Highlights – Economic Analysis 9.0% 9.0% 9.0% 8.4% 8.3% 8.1% 7.7% 7.7%8.6% 8.6% 8.7% 8.0% 7.8% 7.7% 7.3% 7.2% 4.3% 4.8% 5.3% 4.1% 4.4% 5.2% 5.2% 5.1% 4.7% 4.2% 3.8% 4.3% 3.9% 2.9% 2.5% 2.6%2.6% 2.3% 2.1% 1.9% 1.5% 0.3% 0.2% 0.2% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% F Q 2 2 0 1 9 ¹ F Q 3 2 0 1 9 F Q 4 2 0 1 9 F Q 1 2 0 2 0 F Q 2 2 0 2 0 F Q 3 2 0 2 0 F Q 4 2 0 2 0 F Q 1 2 0 2 1 Investment income yield² Income yield³ Weighted average net investment spread⁴ Weighted average cost of debt⁵ 3-Month London Interbank Offered Rate ("LIBOR")

Portfolio Highlights — Credit Quality

Credit Quality – Investment Portfolio

- As of December 31, 2020, and September 30, 2020, we had no investments on non-accrual status.
- Due to continued improvement in borrower performance, the percentage of risk rated "3" investments decreased to 9.6% of the portfolio at fair value as of December 31, 2020 from 12.2% as of September 30, 2020.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End			At Quarter End
Rating	2018	2019	2020	FQ1 2021
5	1.1%	0.3%	2.2%	3.7%
4	98.9%	98.1%	85.6%	86.7%
3	0.0%	1.6%	12.2%	9.6%
2	0.0%	0.0%	0.0%*	0.0%*
1	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%

Internal Performance Rating Definitions

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

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Quarterly Statements of Financial Condition 15 As of (Dollar amounts in 000s, except share and per share data) December 31, 2019 (unaudited) March 31, 2020 (unaudited) June 30, 2020 (unaudited) September 30, 2020 (audited) December 31, 2020 (unaudited) Assets Investments, at fair value $ 797,693 $ 798,441 $ 848,547 $ 886,851 $ 1,027,502 Cash, cash equivalents and foreign currencies 3,658 22,972 9,970 12,052 9,231 Restricted cash and cash equivalents 17,520 13,500 12,180 12,461 17,372 Other assets 2,624 7,630 5,762 3,752 4,063 Total Assets $ 821,495 $ 842,543 $ 876,459 $ 915,116 $ 1,058,168 Liabilities and Net Assets Debt $ 364,284 $ 382,870 $ 380,455 $ 380,791 $ 515,268 Unamortized debt issuance costs (1,610) (1,868) (1,524) (1,191) (1,769) Other short-term borrowings 2,624 – – – – Interest payable 2,349 1,971 1,240 1,160 1,257 Management and incentive fee payable 4,131 3,569 3,337 3,889 4,216 Distributions payable 3,188 3,805 3,043 14 – Other liabilities 793 788 2,245 836 1,577 Total Liabilities 375,759 391,135 388,796 385,499 520,549 Total Net Assets 445,736 451,408 487,663 529,617 537,619 Total Liabilities and Net Assets $ 821,495 $ 842,543 $ 876,459 $ 915,116 $ 1,058,168 Net Asset Value per Share $ 15.00 $ 13.64 $ 14.68 $ 14.97 $ 15.01 Leverage Ratio 0.83x 0.85x 0.78x 0.72x 0.96x Asset coverage 220.7% 217.3% 227.8% 238.7% 204.2% Common shares outstanding 29,715,740 33,090,999 33,214,254 35,388,849 35,820,104

Quarterly Operating Results

(Dollar amounts in 000s, Except share and per share data)	For the quarter ended				
	December 31, 2019 (unaudited)	**March 31, 2020** (unaudited)	**June 30, 2020** (unaudited)	**September 30, 2020** (unaudited)	**December 31, 2020** (unaudited)
Investment Income					
Interest income	$ 14,511	$ 16,421	$ 15,953	$ 16,368	$ 17,370
Dividend Income	2	2	—	—	39
Fee income	49	132	150	180	361
Total investment Income	$ 14,562	$ 16,555	$ 16,103	$ 16,548	$ 17,770
Expenses					
Interest and other debt financing expenses	$ 3,502	$ 3,635	$ 2,679	$ 2,491	$ 2,674
Base management fee, net of waiver	1,743	2,034	2,062	2,217	2,422
Incentive fee – net investment income, net of waiver	1,317	1,536	(260)	1,672	1,794
Incentive fee – capital gains, net of waiver	408	(1,071)	—	—	—
Other operating expenses	539	646	544	695	711
Total expenses	7,509	6,780	5,025	7,075	7,601
Net investment income after excise tax	$ 7,053	$ 9,775	$ 11,078	$ 9,473	$ 10,169
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	$ (11)	$ (2)	$ 25	$ (978)	$ 299
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	2,083	(48,321)	26,513	8,858	5,943
Net gain (loss) on investments and foreign currency transactions	2,072	(48,323)	26,538	7,880	6,242
Net increase/(decrease) in net assets resulting from operations	$ 9,125	$ (38,548)	$ 37,616	$ 17,353	$ 16,411
Per Share Data					
Earnings/(loss) per weighted average share[1]	$ 0.35	$ (1.29)	$ 1.13	$ 0.51	$ 0.46
Net investment income per weighted average share[1]	$ 0.27	$ 0.33	$ 0.34	$ 0.28	$ 0.29
Distributions declared per share[2]	$ 0.34	$ 0.22	$ 0.09	$ 0.22	$ 0.42
Weighted average common shares outstanding	25,893,806	29,851,593	33,145,177	33,784,160	35,454,475

1. Per share data are calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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1.8% 3.1% 3.1% 2.7% 2.3% 2.1% 2.5% 3.0% 2.4% (8.7%) 8.3% 3.5% 3.1% FQ1 2018 FQ2 2018 FQ3 2018 FQ4 2018 FQ1 2019 FQ2 2019 FQ3 2019 FQ4 2019 FQ1 2020 FQ2 2020 FQ3 2020 FQ4 2020 FQ1 2021 Investors in GBDC 3 have achieved an 8.3% IRR on NAV1 Quarterly Return on Equity Since Inception* • Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. Internal rate of return (“IRR”) on NAV is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid during the period, and ending period NAV. Period beginning August 1, 2017 and ending December 31, 2020. The first investment in GBDC 3 took place on August 1, 2017. 17 Avg. 2.2%

Liquidity and Capital Subscriptions 18 Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $9.2 million as of December 31, 2020. − Restricted cash and cash equivalents totaled $17.4 million as of December 31, 2020. Restricted cash is held in our Deutsche Bank Credit Facility and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment. Capital Subscriptions − As of December 31, 2020, we had total investor capital subscriptions of $927.1 million and contributed capital of $507.4 million (54.7% called capital ratio). − On January 12, 2021, we issued a 4% capital call for proceeds totaling $27.4 million. Debt Facilities - Availability − Signature Bank Revolver – As of December 31, 2020, we had no remaining commitments or availability on this $275.0 million revolving credit facility. On February 4, 2021, we amended the Signature Bank Revolver to, among other things, extend the stated maturity from February 4, 2021 to February 4, 2022 and amend the interest rate on the facility to LIBOR + 1.70% from LIBOR + 1.50%. − Deutsche Bank Credit Facility – As of December 31, 2020, subject to leverage and borrowing base restrictions, we had $9.7 million of remaining commitments and availability on this $250.0 million revolving credit facility. − GC Advisors Revolver – As of December 31, 2020, we had $40.0 million of remaining commitments and availability on our $40.0 million unsecured line of credit with GC Advisors. Key Funding Vehicles1 1. Information presented is as of December 31, 2020. 2. On February 3, 2021, we amended the Signature Bank Revolver to, among other things, extend the stated maturity to February 4, 2022 and increase the interest rate on the facility to bear interest at the Company’s election of either one-, two-, or three-month LIBOR + 1.70% per annum. Funding Source Debt Commitment Outstanding Par Undrawn Commitment Reinvestment Period Stated Maturity Interest Rate Signature Bank Revolver $ 275,000 $ 275,000 - N/A February 4, 20212 LIBOR + 1.50%2 Deutsche Bank Credit Facility 250,000 240,268 9,732 September 10, 2022 September 10, 2025 3 Month LIBOR + 2.00% GC Advisors Revolver 40,000 - 40,000 N/A September 29, 2023 Applicable Federal Rate

Common Stock and Distribution Information 19 Distributions Paid (Dollar amounts in 000s, except share and per share data) Distributions Declared Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount May 7, 2019 July 19, 2019 July 2019 19,871,955.215 September 27, 2019 $ 0.1408 $ 2,797 August 6, 2019 August 30, 2019 August 2019 21,427,544.016 November 26, 2019 0.1532 3,283 August 6, 2019 September 20, 2019 September 2019 22,814,566.716 November 26, 2019 0.1384 3,158 Total for Quarter Ended September 30, 2019 $ 0.4324 $ 9,238 August 6, 2019 October 18, 2019 October 2019 24,795,301.540 December 27, 2019 $ 0.0974 $ 2,415 November 22, 2019 November 28, 2019 November 2019 26,881,637.710 December 27, 2019 0.1310 3,522 November 22, 2019 December 20, 2019 December 2019 29,542,494.081 February 26, 2020 0.1079 3,188 Total for Quarter Ended December 31, 2019 $ 0.3363 $ 9,125 November 22, 2019 January 21, 2020 January 2020 29,715,740.183 February 26, 2020 $ 0.0876 $ 2,604 February 4, 2020 February 25, 2020 February 2020 29,715,740.183 May 22, 2020 0.1280 3,805 February 4, 2020 March 27, 2020 March 20201 29,885,803.162 May 22, 2020 – – Total for Quarter End d March 31, 2020 $ 0.2156 $ 6,409 February 4, 2020 April 29, 2020 April 2020 33,090,999.162 July 24, 2020 $ 0.0919 $ 3,043 Total for Quarter Ended June 30, 2020 $ 0.0919 $ 3,043 August 20, 2020 August 20, 2020 N/A 33,303,658.071 August 21, 2020 $ 0.2200 $ 7,327 Total for Quarter Ended September 30, 2020 $ 0.2200 $ 7,327 November 20, 2020 December 15, 2020 N/A 35,388,849.466 December 18, 2020 $ 0.4200 $ 14,864 Total for Quarter Ended December 31, 2020 $ 0.4200 $ 14,864 1. On February 4, 2020, our board of directors declared distributions in an amount equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) for the period March 1, 2020 through March 31, 2020 per share payable on May 22, 2020 to shareholders of record on March 27, 2020. Due to a net decrease in net assets resulting from operations for the period March 1, 2020 through March 31, 2020, the distributions declared for the March 2020 earnings period was zero.

Common Stock and Distribution Information 20 Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share1 Total Amount November 20, 2020 January 28, 2021 N/A 37,643,597.766 March 11, 2021 TBD TBD February 5, 2021 February 25, 2021 February 2021 TBD May 25, 2021 TBD TBD February 5, 2021 March 26, 2021 March 2021 TBD May 25, 2021 TBD TBD February 5, 2021 April 29, 2021 April 2021 TBD July 26, 2021 TBD TBD 1. On November 20, 2020, our board of directors declared a distribution in an amount such that our net asset value as of January 31, 2021 on a pro forma basis after giving effect to the payment of this distribution is $15.00 per share.

Key Goals Update 1. Proactively manage GBDC 3’s investment portfolio GBDC 3’s portfolio companies continued to perform well, and credit metrics have improved meaningfully  Performance ratings have improved with over 90% of loans performing at or better than expectations at underwriting  No investments on non-accrual status  Realized losses remained low at less than 10 bps of portfolio at cost1 since COVID began  Over 80% of unrealized losses from the March 2020 quarter have reversed 2. Optimize the balance sheet Maintained a strong balance sheet and liquidity position with over $700 2 million in cash and borrowing capacity 3. Capitalize on attractive new investment opportunities Strong originations in FQ1, leveraging the competitive advantages of the broader Golub Capital platform Goals For Navigating Through COVID 21 1. Calculated as the sum of net realized losses on investments from FQ2 2020 – FQ1 2021 divided by the portfolio at cost as of 12/31/2019. 2. Calculated as unrestricted cash and foreign currencies, restricted cash and foreign currencies, and undrawn commitments as of 12/31/2020.